SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 29, 2004

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Item 7.	Financial Statements and Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated July 29, 2004 and related financial schedules.

Item 12.	Results of Operations and Financial Condition.

          On July 29, 2004, Ingram Micro Inc. (“Ingram Micro”) issued a press release announcing Ingram Micro’s financial results for its second quarter ended July 3, 2004 and an outlook for the third quarter ending October 2, 2004. A copy of the press release, together with the related financial schedules, are attached hereto as Exhibit 99.1, the text of which are incorporated under Item 12 of this Form 8-K by reference herein. This press release, together with the related financial schedules, are not to be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, or to form a part of Ingram Micro’s public disclosure in the United States or otherwise.

     Financial results excluding major-program costs associated with Ingram Micro’s profit-enhancement program, as well as those including off-balance sheet debt, are considered non-GAAP and are presented as supplemental information, along with other financial metrics such as accounts receivable, and total borrowings including off-balance sheet debt, to enhance the public’s understanding of, and highlight trends in, the company’s financial results excluding reorganization costs and major-program costs. Ingram Micro’s management utilizes these non-GAAP financial measures, along with primary GAAP measures, in analyzing and measuring the performance of the company’s core operations from period to period.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

	Name:	Larry C. Boyd
	Title:	Senior Vice President,
Acting Secretary and Acting General Counsel

Date: July 29, 2004